SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14 (c)
of the Securities Exchange Act of 1934 (Amendment No. 1 )

Check the appropriate box:

[ ]	Preliminary Information Statement	[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5 (d)(2))

[X]	Definitive Information Statement - Amendment

ROANOKE TECHNOLOGY CORP.
(Name of Registrant As Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing Party:

4)	Date Filed:

THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF THE COMPANY

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

ROANOKE TECHNOLOGY CORP.

2720 N. Wesleyan Blvd.
Rocky Mount, North Carolina 27804

INFORMATION STATEMENT

Amendment No. 1 to (Definitive)
July 9 , 2004

GENERAL INFORMATION

        This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of the common stock, par value $.0001 per share (the “Common Stock”), of Roanoke Technology Corp., a Florida Corporation (the “Company”), to notify such Stockholders that on or about May 20, 2004, the Company received written consents in lieu of a meeting of Stockholders from holders of 1,539,866,228 shares representing approximately 55.37% of the 2,781,024,239 shares of the total issued and outstanding shares of voting stock of the Company (the “Majority Stockholders”) approving the Amended Articles of Incorporation of the Company (the “Amendment”), pursuant to which the maximum number of shares of stock that the Company shall be authorized to have outstanding at any time shall be (i) five billion (5,000,000,000) shares of common stock at par value of $0.0001 with no preemptive rights and (ii) one hundred million (100,000,000) shares of Class A Common Stock at a par value of $0.0001 per shares. The Class A Common stock shall have the right to vote at the rate equivalent to (10) shares of common stock for each share of Class A Common Stock held. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Class A Common Stock.

        On May 20, 2004, the Board of Directors of the Company approved the Amendment, subject to Stockholder approval. The Majority Stockholders approved the Amendment by written consent in lieu of a meeting on May 20, 2004 in accordance with the Florida Business Corporation Act (“FBCA”). Accordingly, your consent is not required and is not being solicited in connection with the approval of the Amendments.

        WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

        The Amendment to the Company’s Certificate of Incorporation amended the number of shares of stock that the Company shall be authorized to have outstanding at any time shall be (i) five billion (5,000,000,000) shares of common stock at par value of $0.0001 with no preemptive rights and (ii) one hundred million (100,000,000) shares of Class A Common Stock at a par value of $0.0001 per shares. The form of Certificate of Amendment that was filed with the Florida Secretary of State is attached hereto as Exhibit A.

        The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on July 9, 2004, as the record date (the “Record Date”) for the determination of Stockholders who are entitled to receive this Information Statement.

        You are being provided with this Information Statement pursuant to Section 14C of the Exchange Act and Regulation 14C and Schedule 14C thereunder, and, in accordance therewith, the Amendment will not be filed with the Secretary of State of the State of Florida or become effective until at least 20 calendar days after the mailing of this Information Statement.

        This Information Statement is being mailed on or about July 12 , 2004 to all Stockholders of record as of the Record Date.

ADDITIONAL INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q (the “1934 Act Filings”) with the Securities and Exchange Commission (the “Commission”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site on the Internet (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

        The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q for the quarter ended April 30 , 2004; and

2.	Quarterly Report on Form 10-Q for the quarter ended January 31, 2004;

3.	Annual Report on Form 10-K for the year ended October 31, 2003.

OUTSTANDING VOTING SECURITIES

        As of the date of the Consent by the Majority Stockholders, May 20, 2004, the Company had 2,781,024,259 shares of Common Stock issued and outstanding, and there were no shares of Preferred Stock issued and outstanding. Each share of outstanding Common Stock is entitled to one vote on matters submitted for Stockholder approval.

        On May 20, 2004 the holders of 1,539,866,228 shares (or approximately 55.37% of the 2,781,024,239 shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

        The FBCA provides in substance that unless the Company’s articles of incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to take such action at a meeting at which all shares entitled to vote thereon were present.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following information table sets forth certain information regarding the Company’s common stock owned on July 9 , 2004 by (i) each who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Names and Address of Directors, Officers and 5% Stockholders (1)	Shares Owned Number	Percent
David L. Smith, Jr. President, Chief Executive Officer and Director	1,539,866,228	55.37%

Cede & Co.	1,125,598,256	40.47%

All officers and directors	1,539,866,228	55.37%

(1)     The address of each person listed in the above table, except for Cede & Co., is c/o Roanoke Technology Corp., 2720 N. Wesleyan Blvd., Rocky Mount, North Carolina 27804

DISSENTER’S RIGHTS OF APPRAISAL

        The Stockholders have no right under the FBCA, the Company’s articles of incorporation consistent with above or By-Laws to dissent from any of the provisions adopted in the Amendments.

AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO
INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

        The Company’s Articles of Incorporation, as amended (the “Articles of Incorporation”) authorizes the maximum number of shares outstanding at any time shall be five billion (5,000,000,000) shares of Common Stock with no preemptive rights, $.0001 par value. On May 20, 2004, the Board of Directors approved an amendment to the Articles of Incorporation to authorize one hundred million (100,000,000) shares of Class A Common Stock. The Class A Common Stock shall have the right to vote at the rate equivalent to (10) shares of common stock for each share of Class A Common Stock held. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Class A Common Stock. On May 20, 2004, the holders of a majority of the outstanding shares of Common Stock approved the amendment by written consent.

        The general purpose and effect of the amendment to the Company’s Articles of Incorporation is to create the Class A Common Stock. The Board of Directors believes that it is prudent to have the new class of Common Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options. The Company currently has no arrangements or understandings for the issuance of additional shares of Common Stock, although opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interests of the Company and the Stockholders to issue additional shares of Common Stock in the future from authorized shares, the Board of Directors generally will not seek further authorization by vote of the Stockholders, unless such authorization is otherwise required by law or regulations.

        This new class of Common Stock could have an anti-takeover effect. If the Company’s Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

By Order of the Board of Directors /s/ David L. Smith, Jr. David L. Smith, Jr. President, Chief Financial Officer & Director

Exhibit A

ARTICLES OF AMENDMENT TO
ARTICLES OF INCORPORATION OF
ROANOKE TECHNOLOGY CORP.

        Pursuant to the provisions of Section 607.1006, Florida Statutes, the undersigned corporation, Roanoke Technology Corp (the “Corporation”) adopts the following Articles of Amendment to its Articles of Incorporation.

Article I. Amendment

The Articles of Incorporation of the Corporation are amended as follows:

Amendment I — Capital Stock

        The maximum number of shares of stock that this corporation shall be authorized to have outstanding at any time shall be five billion (5,000,000,000) shares of Common Stock at a par value of $.0001 per share upon which there are no preemptive rights and one hundred million (100,000,000) shares of Class A Common Stock at a par value of $.0001 per shares. The Common Stock shall be paid for at such time as the Board of Directors may designate, in cash, real property, personal property, services, patents, leases, or any other valuable thing or right for the uses and purposes of the corporation, and shares of capital, which issued in exchange thereof shall thereupon and thereby become and be paid in full, the same as though paid in cash at par, and shall be non assessable forever, the judgment of the Board of Directors as to the value of the property, right or thing acquired in exchange for capital stock shall be conclusive.

        The Class A Common stock shall have the right to vote at the rate equivalent to (10) shares of common stock for each share of Class A Common Stock held. The Board of Directors is authorized to fix the number of shares of and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon the Class A Common Stock.

Article II. Date Amendment Adopted

The amendment set forth in these Articles of Amendment was adopted on May 20, 2004.

Article III. Shareholder Approval of Amendment

The amendment set forth in these Articles of Amendment was proposed by the Corporation’s Board of Directors and approved by the shareholders by a vote sufficient for approval of the amendment.

The undersigned executed this document on the date shown below.

By: /s/ David L. Smith, Jr.
Name:   David. L. Smith, Jr.
Title:    President/Director
Date:   May 20, 2004